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                           OFFER TO PURCHASE FOR CASH
                             ALL OUTSTANDING SHARES
                        (INCLUDING THE ASSOCIATED RIGHTS
                 TO PURCHASE CLASS A PREFERRED STOCK, SERIES B)
                                       OF
                             GIDDINGS & LEWIS, INC.
                                       AT
                              $21.00 NET PER SHARE
                                       BY
                                   TAQU, INC.
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF
                           THYSSEN AKTIENGESELLSCHAFT

    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
     CITY TIME, ON WEDNESDAY, JULY 16, 1997, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

    Enclosed for your consideration are the Offer to Purchase dated June 18, 1997 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the Offer by TAQU, Inc., Delaware corporation (the "Purchaser") and an indirect wholly owned subsidiary of Thyssen Aktiengesellschaft, a company organized under the laws of the Federal Republic of Germany ("Thyssen"), to purchase for cash all outstanding shares of common stock, par value U.S. $0.10 per share (the "Common Stock"), including the associated rights to purchase shares of Class A Preferred Stock, Series B (the "Rights" and together with the Common Stock, the "Shares"), of Giddings & Lewis, Inc., a Wisconsin corporation (the "Company").

    We are the holder of record of Shares held by us for your account. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish to tender any or all of the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

    Your attention is directed to the following:

        1. The tender offer price is $21.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

        2. The Offer is being made for all of the outstanding Shares.

        3. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Wednesday, July 16, 1997, unless the Offer is extended by the Purchaser.

        4. The Board of Directors of the Company unanimously has determined that each of the Offer and the Merger (as defined in the Offer to Purchase) is fair to, and in the best interest of, the
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    shareholders of the Company, and recommends that shareholders accept the
    Offer and tender their Shares pursuant to the Offer.

        5. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the Expiration Date (as defined below) that number of Shares that would represent at least a majority of all outstanding Shares on a fully diluted basis on the date of purchase. The Offer is also conditioned upon, among other things, the expiration or termination of all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any other foreign competition and antitrust statutes and regulations, including the approval of the German Federal Cartel Office pursuant to the German Act against Restraints of Competition.

        The term "Expiration Date" means 12:00 midnight, New York City time, on Wednesday, July 16, 1997, unless and until the Purchaser, in its sole discretion, shall have extended the period of time during which the Offer is open, in which event the "Expiration Date" shall mean the latest time and date at which the Offer, as so extended by the Purchaser, will expire.

        6. Any stock transfer taxes applicable to a sale of Shares to the Purchaser will be borne by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

    Your instruction to us should be forwarded promptly to permit us to submit a tender on your behalf prior to the expiration of the Offer.

    If you wish to have us tender any of or all of your Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

    In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by Morgan Guaranty Trust Company of New York (the "Depositary"), of (a) certificates for (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to) such Shares,
(b) a Letter of Transmittal (or a manually executed facsimile thereof), properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in the Letter of Transmittal) in lieu of a Letter of Transmittal) and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering shareholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

    The Offer is not being made to, nor will tenders be accepted from, or on behalf of, holders of Shares in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction.

                                       2
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             INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR

             CASH ALL OUTSTANDING SHARES OF GIDDINGS & LEWIS, INC.

    The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase of TAQU, Inc. dated June 18, 1997 (the "Offer to Purchase") and the related Letter of Transmittal relating to shares of Common Stock par value U.S.$ 0.10 per share (the "Common Stock"), including the associated rights to purchase shares of Class A Preferred Stock, Series B (the "Rights" and together with the Common Stock, the "Shares"), of Giddings & Lewis, Inc., a Wisconsin corporation (the "Company").

    This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in such Offer to Purchase and Letter of Transmittal.

                                                                              SIGN HERE
                   Number of Shares                      ---------------------------------------------------
                   to be Tendered*                       ---------------------------------------------------
                        Shares                                               SIGNATURE(S)
                                                         ---------------------------------------------------
                                                         ---------------------------------------------------
                                                                 PLEASE PRINT NAME(S) AND ADDRESS(ES)
                                                         ---------------------------------------------------
                                                         ---------------------------------------------------

DATED: , 1997                                                    AREA CODE(S) AND TELEPHONE NUMBER(S)
                                                         ---------------------------------------------------
                                                         ---------------------------------------------------
                                                         TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER(S)

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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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